UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: December 19, 2012
 (Date of earliest event reported)

CMG HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Hudson Street, Suite 303
New York, New York  10013
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(Address of principal executive offices) (Zip Code)

646.688.6381
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2012 the Board of CMG Holdings Group, Inc. (the “Company”) appointed Joseph Wagner as its Chief Operating Officer.  Mr. Wagner is currently the Chief Executive Officer of the Company’s XA, The Experiential Agency, Inc. (“XA”), a top tier marketing agency serving a client roster of midsize luxury and lifestyle clientele, as well as leading international and Fortune 100 companies such as, NBC Universal, Emirates Airlines, Diego, Heineken, NBA, McDonalds, and Johnson & Johnson. As a results-driven, vertically integrated agency platform, XA offers one-off services, such as, event creative concept and design, production or event promotion, as well as turn-key events, such as, B2B meetings, corporate roll-outs, road shows, award ceremonies, and product and media launches, all with dynamic experiential environments. XA’s engagement focus is in: Mergers and acquisitions, capital campaigns, investor relations, brand development, executive staff recruitment, public company audits and Sarbanes-Oxley compliance.

Mr. Wagner previously served as a Managing Director of LSC Associates, LLC., a corporate finance advisory firm with various client engagements,  Director of Operations for American International Homes, Ltd., an advanced building technology firm specializing in large scale residential housing projects for developing and third world countries, including Operation Ron Brown, an international housing project in Abidjan, Cote d'Ivoire, West Africa, COO of Verify and Protect, a security software company which develops data encryption and user authentication solutions for securely transmitting data over insecure wired and wireless networks through the application of its patent pending next-generation data security technology which is faster, more secure and easier to deploy and manage than existing Public Key based systems, President of Masters Choice, Inc. a leading manufacturer and supplier of VOC compliant high performance waterborne coatings with corporate clients including McDonalds, Burger King, and various corporations and government entities and COO of FAMCO Holding Company, a diversified holding company with a focus on building technology company acquisitions including fiber reinforced light weight concrete, architectural coatings and panelized home construction.

Mr. Wagner earned a B.A. from Purdue University, Highest Distinction, Phi Beta Kappa, and an M.A. from Northern Illinois University.

The Company has not yet entered into a compensation arrangement with Mr. Wagner for his new position as Chief Operating Officer and anticipates entering into a new employment agreement in the near future.

As of December 18, 2012, the Company entered into Separation agreements with James Ennis and Michael Vandetty pursuant to which each of Messrs. Ennis and Vandetty (i) resigned each of their positions with the Company, (ii) agreed to termination of their employment agreements, (iii) agreed to lockup provisions with respect to their Company shares and shares of AudioEye, Inc. and (iv) each received 45% of the stock of the Company’s UsaveNJ, Inc. and UsaveNJ, Inc. subsidiaries.

Item 8.01                      Other Events.

As previously announced by the Company, AudioEye, Inc. (“AE”), has filed this registration statement on Form S-1 to register shares of its common stock, $0.00001  per share, which will be distributed on a pro rata basis to shareholders of the Company.  In connection with a Master Agreement dated as of June 22, 2011, as amended, (the “Master Agreement”) between the Company and AudioEye Acquisition Corporation (“AEAC”), effective August 15, 2012, AEAC received from the Company shares of the common stock of AE representing 80% of the capital stock of AE. Under the Master Agreement, the Company is required to distribute to its stockholders in the form of a dividend 5% of the outstanding capital stock of AE.

The Company previously set a record date of October 26, 2012 for the dividend of AE shares and on December 18, 2012 filed an amendment to the registration statement on Form S-1 in which the dividend distribution is being registered.  AE is proceeding to complete the registration process so as to be able to issue the dividend in the near future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CMG HOLDINGS, INC.

Date: December 19, 2012	/s/ JEFFREY DEVLIN
Name: Jeffrey Devlin
Its: Director